Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reports Second Quarter 2020 Financial Results

Updates Guidance to Reflect Pending Magellan Complete Care Divestiture

PHOENIX – July 29, 2020 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the second quarter ended June 30, 2020, as summarized below:

	Three Months Ended			Six Months Ended
	June 30			June 30
(In millions, except per share amounts)
Continuing Operations	2020	2019	Chg	2020	2019	Chg
Net revenue	$1,100.1	$1,154.3	-4.7%	$2,222.5	$2,273.3	-2.2%
Net income (loss)	$47.1	$7.2	552.9%	$46.0	$(1.0)	NM
Segment profit [1]	$57.0	$53.6	6.4%	$98.6	$84.3	17.0%
Adjusted net income [1]	$21.3	$12.9	64.7%	$27.3	$10.4	161.7%
Earnings (loss) per share	$1.86	$0.30	520.0%	$1.84	$(0.04)	NM
Adjusted earnings per share [1]	$0.84	$0.53	58.5%	$1.09	$0.43	153.5%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

NM means not meaningful.

Magellan Complete Care Business Reflected as Discontinued Operations

As previously announced, on April 30, 2020, the Company and Molina Healthcare, Inc. (Molina) entered into a Stock and Asset Purchase Agreement in which the Company has agreed to sell its Magellan Complete Care (MCC) business to Molina. Therefore, the consolidated financial statements for all periods presented now reflect the MCC business as discontinued operations. In addition, the Company’s updated 2020 guidance now reflects its continuing operations, thereby excluding the MCC business from guidance for the full fiscal year 2020.

Second Quarter 2020 Highlights (all percentage changes compare second quarter 2020 to second quarter 2019 for continuing operations unless otherwise noted):

●	Net revenue decreased 4.7 percent to $1.1 billion.
●	Net income increased 552.9 percent to $47.1 million.
●	Segment profit increased 6.4 percent to $57.0 million.
●	Adjusted net income increased 64.7 percent to $21.3 million.
●	Unrestricted cash and investments were $161.5 million as of June 30, 2020. Approximately $29 million of the unrestricted cash and investments at June 30, 2020 is related to excess capital and undistributed earnings held at regulated entities of continuing operations. In addition, the Company had approximately $160 million of excess capital and undistributed earnings held at regulated entities of discontinued operations at June 30, 2020.
●	On June 24, 2020, the Company announced the election of Christopher J. Chen, M.D., and Mural R. (Joe) Josephson to Magellan’s board of directors at the 2020 Annual Meeting of Stockholders.
●	On June 16, 2020, the Company announced the appointment of Dr. Caroline Carney as the chief medical officer.
●	On July 6, 2020, the Company announced the appointment of Darren Lehrich as the chief investor relations officer.

“Throughout the COVID-19 pandemic, I continue to be inspired by the dedication and resilience of our organization,” said Kenneth Fasola, chief executive officer, Magellan Health.

“As we look to the balance of 2020, our strategic priorities remain intact. We are resolute in delivering on our existing commitments, lowering our operating cost structure, strengthening our capabilities through innovation, and improving our ability to capitalize on growth opportunities. The culmination of these efforts will strengthen our competitive position and lead to stronger growth in the future,” continued Fasola.

Net Revenue

Net revenue for the second quarter of 2020, was $1.1 billion, representing a 4.7 percent decrease from the second quarter of 2019. This decrease was largely attributable to net contract losses within the healthcare segment.

Segment Profit

Segment profit was $57.0 million for the second quarter, compared to $53.6 million in the second quarter of 2019.

●	Healthcare segment profit was $60.8 million, representing an increase of $19.7 million from the second quarter of 2019. This year-over-year increase was primarily driven by lower utilization trends in the specialty healthcare reporting unit due to COVID-19.
●	Pharmacy Management segment profit was $13.2 million, representing a decrease of $17.6 million from the second quarter of 2019. This year-over-year decrease was primarily driven by losses in the Medicare Part D business, customer settlements related to prior periods, and start-up costs associated with the Medi-Cal contract implementation.
●	Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $17.1 million, as compared to $18.3 million in the second quarter of 2019.

Other Items

The Company recorded a $38.9 million income tax benefit during the second quarter of 2020 associated with deferred tax assets in connection with the pending divestiture of MCC to Molina. The Company recorded a special charge of $8.3 million during the second quarter of 2020 associated with lease terminations and abandonments related to planned reductions to the Company’s real estate footprint. The non-recurring tax benefit and the special charge are reflected as reconciling items for the adjusted net income calculation.

Income from discontinued operations, net of tax, for the second quarter of 2020 was $36.4 million, as compared to $6.4 million during the second quarter of 2019. This improvement was primarily driven by lower utilization trends due to COVID-19.

Cash Flow & Balance Sheet

Cash flow used in operations for the six months ended June 30, 2020, was $7.5 million, as compared to cash provided by operations of $45.9 million for the six months ended June 30, 2019. The year over year change is primarily attributable to timing of accounts receivable and other working capital.

As of June 30, 2020, the Company’s unrestricted cash and investments totaled $161.5 million, an increase of $80.5 million from the balance at December 31, 2019. Approximately $29 million of the unrestricted cash and investments at June 30, 2020 is related to excess capital and undistributed earnings held at regulated entities of continuing operations. In addition, the Company had approximately $160 million of excess capital and undistributed earnings held at regulated entities of discontinued operations at June 30, 2020. At June 30, 2020, the Company had $320 million of undrawn capacity on the Company’s $400 million revolving credit facility.

“We were pleased with solid second quarter results, and believe our key initiatives for the balance of 2020 should establish a stronger foundation for future growth. We will also have significant financial flexibility to add shareholder value following the completion of the MCC sale, and we will remain disciplined as we evaluate opportunities to deploy capital,” said Jonathan N. Rubin, chief financial officer, Magellan Health.

Updated 2020 Guidance

The Company announced its updated 2020 fiscal year guidance parameters for continuing operations. This updated guidance excludes the MCC business, which is now reflected as discontinued operations retrospective to January 1, 2020.

Updated 2020 Guidance
(In millions, except per share results)	Low	High
Net revenue	$4,400	$4,600
Income (loss) before income taxes	$(22)	$(2)
Net income	$15	$27
Segment Profit[1]	$145	$165
Adjusted net income[1]	$16	$28

Diluted per share results:
Earnings per share[2]	$0.59	$1.06
Adjusted earnings per share[1][2]	$0.63	$1.10

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2020 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business July 24, 2020, but excludes the impact of any potential future activity. Based on average fully diluted shares of 25.4 million.

The Company expects net revenue in the range of $4.4 billion to $4.6 billion. Net income is expected to be in the range of $15 million to $27 million, which equates to a diluted earnings per share range of $0.59 to $1.06. Adjusted net income is expected to be in the range of $16 million to $28 million, which equates to an adjusted EPS range of $0.63 to $1.10. Segment profit for the full year 2020 is expected to be in the range of $145 million to $165 million. This updated segment profit guidance includes $25 million to $30 million of stranded overhead costs that were previously allocated to the MCC business, but are required to be reclassified to continuing operations in accordance with GAAP. Following the closing of the MCC transaction, the Company expects approximately half of the stranded overhead costs to be mitigated through planned cost reductions, while the remaining amount is expected to be largely offset in 2021 by payments under a transition services agreement with Molina.

Earnings Conference Call

Management will discuss the Company’s second quarter 2020 results on a conference call scheduled for Wednesday, July 29, 2020 at 9:30 a.m. Eastern. The conference call may be accessed by dialing (877) 269-7756 (Domestic) and (201) 689-7817 (International) using conference ID code 13707398. A telephonic replay will be available shortly after the conclusion of the call through August 28, 2020. This replay may be accessed by dialing (877) 660-6853 (Domestic) or (201) 612-7415 (International) using the same conference ID code. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles, special charges, and any impact related to the sale of MCC.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release, and oral statements made in connection with this release, include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, express or implied forward-looking statements relating to 2020 guidance for net revenue, income (loss) before income taxes, net income, segment profit, adjusted net income, earnings per share and adjusted earnings per share; growth and margin opportunities and initiatives; business environment, long term opportunities and strategy; transformation, process improvement and innovation initiatives; new product offerings, digital tools and advanced analytics capabilities; our expectations regarding the benefits to the Company of the transaction to sell the Magellan Complete Care business (the “transaction”), the ability of the Company to obtain regulatory approvals for the transaction and to satisfy other closing conditions, the anticipated timing of the closing of the transaction, the benefits to the Company of the commercial agreements entered into in connection with the transaction, the ability of the Company to use the proceeds of the transaction to fund future growth initiatives or otherwise create value for the Company, the ability of the Company to offset stranded overhead costs associated with the transaction, the ability of the Company to strategically focus on enhancing its behavioral and specialty health business, as well as the continued growth of its pharmacy business, and the ability of the Company to achieve our strategic and growth goals. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during, and the risks associated with, the COVID-19 pandemic; termination or non-renewal of customer contracts; changes in rates paid to and/or by the Company by customers and/or providers; our ability to develop and maintain satisfactory relationships with providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; costs to maintain or upgrade our information technology and other business systems and the effectiveness and security of such systems; cyberattacks, other privacy/data security incidents, and/or our failure to comply with related regulations; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; impairment of our goodwill and intangible assets; the impact of new or amended laws or regulations; costs and other liabilities associated with litigation, government investigations, audits or reviews; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, to be filed with the Securities and Exchange Commission later today, and subsequent reports on Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2019	June 30, 2020
ASSETS

Current Assets:
Cash and cash equivalents	$115,752	$160,419
Accounts receivable, net	680,569	753,065
Short-term investments	98,797	75,671
Pharmaceutical inventory	44,962	36,694
Other current assets	69,687	80,375
Current portion of assets held for sale	663,276	1,145,904
Total Current Assets	1,673,043	2,252,128
Property and equipment, net	131,712	141,035
Long-term investments	2,864	-
Deferred income taxes	1,840	28,519
Other long-term assets	58,905	60,770
Goodwill	806,421	806,421
Other intangible assets, net	81,675	62,330
Assets held for sale, less current portion	335,713	-
Total Assets	$3,092,173	$3,351,203

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$83,790	$99,199
Accrued liabilities	191,854	187,286
Medical claims payable	128,114	112,077
Other medical liabilities	92,915	110,268
Current debt, finance lease and deferred financing obligations	3,491	84,942
Current portion of liabilities held for sale	409,983	504,459
Total Current Liabilities	910,147	1,098,231
Long-term debt, finance lease and deferred financing obligations	679,125	641,950
Deferred income taxes	1,971	-
Tax contingencies	9,453	11,097
Deferred credits and other long-term liabilities	56,393	56,956
Liabilities held for sale, less current portion	37,301	-
Total Liabilities	1,694,390	1,808,234

Stockholders’ Equity:
Ordinary common stock	543	550
Additional paid-in capital	1,386,616	1,429,995
Retained earnings	1,475,207	1,576,549
Accumulated other comprehensive income	144	602
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,397,783	1,542,969
Total Liabilities and Stockholders’ Equity	$3,092,173	$3,351,203

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Net revenue:
Managed care and other	$608,614	$548,711	$1,175,162	$1,101,879
PBM	545,675	551,364	1,098,133	1,120,575
Total net revenue	1,154,289	1,100,075	2,273,295	2,222,454

Costs and expenses:
Cost of care	408,911	321,831	778,008	670,939
Cost of goods sold	501,081	528,067	1,027,395	1,061,308
Direct service costs and other operating expenses (1)	195,907	199,756	398,207	403,997
Depreciation and amortization	28,191	23,888	53,608	47,246
Interest expense	9,070	7,995	18,107	16,953
Interest and other income	(1,821)	(551)	(3,580)	(1,770)
Special charges	-	8,309	-	8,309
Total costs and expenses	1,141,339	1,089,295	2,271,745	2,206,982
Income from continuing operations before income taxes	12,950	10,780	1,550	15,472
Provision (benefit) for income taxes	5,735	(36,328)	2,526	(30,566)
Net income (loss) from continuing operations	7,215	47,108	(976)	46,038
Income from discontinued operations, net of tax	6,398	36,397	15,020	55,717
Net Income	$13,613	$83,505	$14,044	$101,755

Weighted average number of common shares outstanding — basic	24,101	25,054	24,024	24,891
Weighted average number of common shares outstanding — diluted	24,416	25,278	24,315	25,074

Net income (loss) per common share — basic
Continuing operations	$0.30	$1.88	$(0.04)	$1.85
Discountinued operations	0.26	1.45	0.62	2.24
Consolidated operations	$0.56	$3.33	$0.58	$4.09
Net income (loss) per common share — diluted
Continuing operations	$0.30	$1.86	$(0.04)	$1.84
Discountinued operations	0.26	1.44	0.62	2.22
Consolidated operations	$0.56	$3.30	$0.58	$4.06

Net income	$13,613	$83,505	$14,044	$101,755
Other comprehensive income:
Unrealized gains on available-for-sale securities (2)	419	659	739	458
Comprehensive income	$14,032	$84,164	$14,783	$102,213

(1) Includes stock compensation expense of $5,207 and $6,592 for the three months ended June 30, 2019 and 2020, respectively, and $14,607 and $12,389 for the six months ended June 30, 2019 and 2020, respectively.

(2) Net of income tax provision of $131 and $219 for the three months ended June 30, 2019 and 2020, respectively, and $231 and $152 for the six months ended June 30, 2019 and 2020, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2019	2020
Cash flows from operating activities:
Net income	$14,044	$101,755
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	64,198	57,951
Special charges	-	8,309
Non-cash interest expense	679	941
Non-cash stock compensation expense	15,021	13,015
Non-cash income tax provision (benefit)	1,026	(29,443)
Non-cash (amortization) accretion on investments	(327)	907
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(51,544)	(24,535)
Pharmaceutical inventory	(4,793)	8,268
Other assets	(23,890)	(38,322)
Accounts payable and accrued liabilities	20,821	62,970
Medical claims payable and other medical liabilities	4,329	10,510
Contingent consideration	(3,758)	-
Tax contingencies	610	1,343
Deferred credits and other long-term liabilities	(7,429)	(2,537)
Other	372	(289)
Net cash provided by operating activities	29,359	170,843
Net cash (used in) provided by operating activities from discontinued operations	(16,574)	178,326
Net cash provided by (used in) operating activities from continuing operations	45,933	(7,483)

Cash flows from investing activities:
Capital expenditures	(27,804)	(38,305)
Acquisitions and investments in businesses, net of cash acquired	(320)	(369)
Purchases of investments	(295,768)	(417,688)
Proceeds from maturities and sales of investments	288,290	288,137
Net cash used in investing activities	(35,602)	(168,225)
Net cash used in investing activities from discontinued operations	(3,210)	(156,800)
Net cash used in investing activities from continuing operations	(32,392)	(11,425)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	-	80,000
Payments to acquire treasury stock	(4,124)	-
Proceeds from exercise of stock options	20,647	29,825
Payments on debt, finance lease and deferred financing obligations	(15,543)	(40,264)
Payments on contingent consideration	(6,247)	-
Other	(446)	(1,136)
Net cash (used in) provided by financing activities	(5,713)	68,425
Net cash provided by financing activities from discontinued operations	-	4,850
Net cash (used in) provided by financing activities from continuing operations	(5,713)	63,575

Net increase in cash and cash equivalents	7,828	44,667
Cash and cash equivalents at beginning of period	86,923	115,752
Cash and cash equivalents at end of period	$94,751	$160,419

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Healthcare
Managed care and other revenue	$546,113	$481,021	$1,052,935	$969,927
Cost of care	(408,911)	(321,831)	(778,008)	(670,939)
Direct service costs and other	(98,314)	(100,450)	(198,424)	(206,386)
Stock compensation expense (1)	2,237	2,102	3,780	3,863
Healthcare segment profit	41,125	60,842	80,283	96,465

Pharmacy Management
Managed care and other revenue	62,648	67,867	122,543	132,302
PBM revenue	550,010	556,195	1,106,575	1,129,973
Cost of goods sold	(505,203)	(532,685)	(1,035,410)	(1,070,259)
Direct service costs and other	(78,776)	(80,082)	(158,411)	(161,948)
Stock compensation expense (1)	2,124	1,939	3,796	4,046
Pharmacy Management segment profit	30,803	13,234	39,093	34,114

Corporate and Elimination (2)
Managed care and other revenue	(147)	(177)	(316)	(350)
PBM revenue	(4,335)	(4,831)	(8,442)	(9,398)
Cost of goods sold	4,122	4,618	8,015	8,951
Direct service costs and other	(18,817)	(19,224)	(41,372)	(35,663)
Stock compensation expense (1)	846	2,551	7,031	4,480
Corporate and Elimination	(18,331)	(17,063)	(35,084)	(31,980)

Consolidated
Managed care and other revenue	608,614	548,711	1,175,162	1,101,879
PBM revenue	545,675	551,364	1,098,133	1,120,575
Cost of care	(408,911)	(321,831)	(778,008)	(670,939)
Cost of goods sold	(501,081)	(528,067)	(1,027,395)	(1,061,308)
Direct service costs and other	(195,907)	(199,756)	(398,207)	(403,997)
Stock compensation expense (1)	5,207	6,592	14,607	12,389
Segment profit from continuing operations	$53,597	$57,013	$84,292	$98,599

Reconciliation of income from continuing before income taxes (GAAP) to segment profit (non-GAAP):
Income from continuing operations before income taxes	$12,950	$10,780	$1,550	$15,472
Stock compensation expense	5,207	6,592	14,607	12,389
Depreciation and amortization	28,191	23,888	53,608	47,246
Interest expense	9,070	7,995	18,107	16,953
Interest and other income	(1,821)	(551)	(3,580)	(1,770)
Special charges	-	8,309	-	8,309
Segment profit from continuing operations	$53,597	$57,013	$84,292	$98,599

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) Pharmacy Management provides pharmacy benefits management for certain Healthcare customers, and for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020

Net income (loss) from continuing operations	$7,215	$47,108	$(976)	$46,038
Adjustments
Amortization of acquired intangibles	7,749	9,573	15,501	19,259
Special charges	-	8,309	-	8,309
Tax impact	(2,047)	(4,808)	(4,097)	(7,413)
Nonrecurring tax benefit - divestiture	-	(38,907)	-	(38,907)
Adjusted net income from continuing operations	$12,917	$21,275	$10,428	$27,286

Net income (loss) per common share — Diluted	$0.30	$1.86	$(0.04)	$1.84
Adjustments
Amortization of acquired intangibles	0.32	0.38	0.64	0.77
Special charges	-	0.33	-	0.33
Tax impact	(0.09)	(0.19)	(0.17)	(0.30)
Nonrecurring tax benefit - divestiture	-	(1.54)	-	(1.55)
Adjusted earnings per share	$0.53	$0.84	$0.43	$1.09

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2020 CONTINUING OPERATIONS GUIDANCE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

July 29, 2020
	Low		High

Net income	$15.0		$27.0
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles		~39.0
Special charges		~15.0
Tax impact		~(14.0)
Nonrecurring tax benefit - divestiture		~(39.0)
Adjusted net income	$16.0		$28.0

Net income per common share —Diluted	$0.59		$1.06
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles		~1.54
Special charges		~0.59
Tax impact		~(0.55)
Nonrecurring tax benefit - divestiture		~(1.54)
Adjusted earnings per share	$0.63		$1.10

Reconciliation of income (loss) before income taxes to segment profit:
Income (loss) before income taxes	$(22.0)		$(2.0)
Stock compensation expense		~25.0
Depreciation and amortization		~98.0
Interest expense		~31.0
Interest income		~(2.0)
Special charges		~15.0
Segment profit	$145.0		$165.0

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Year Ended	Three Months Ended				Year Ended	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
	2018	2019	2019	2019	2019	2019	2020	2020
Net revenue:
Managed care and other	$2,350,576	$566,548	$608,614	$591,229	$580,544	$2,346,935	$553,168	$548,711
PBM	2,606,946	552,458	545,675	567,314	553,231	2,218,678	569,211	551,364
Total net revenue	4,957,522	1,119,006	1,154,289	1,158,543	1,133,775	4,565,613	1,122,379	1,100,075

Costs and expenses:
Cost of care	1,554,691	369,097	408,911	397,697	367,819	1,543,524	349,108	321,831
Cost of goods sold	2,452,703	526,314	501,081	523,973	507,917	2,059,285	533,241	528,067
Direct service costs and other operating expenses (1)(2)	773,915	202,300	195,907	195,844	207,616	801,667	204,241	199,756
Depreciation and amortization	112,284	25,417	28,191	28,890	27,869	110,367	23,358	23,888
Interest expense	35,180	9,037	9,070	8,935	8,826	35,868	8,958	7,995
Interest and other income	(4,884)	(1,759)	(1,821)	(1,699)	(1,578)	(6,857)	(1,219)	(551)
Special charges	-	-	-	-	-	-	-	8,309
Total costs and expenses	4,923,889	1,130,406	1,141,339	1,153,640	1,118,469	4,543,854	1,117,687	1,089,295
Income (loss) from continuing operations before income taxes	33,633	(11,400)	12,950	4,903	15,306	21,759	4,692	10,780
Provision (benefit) for income taxes	11,457	(3,209)	5,735	782	5,854	9,162	5,762	(36,328)
Net income (loss) from continuing operations	22,176	(8,191)	7,215	4,121	9,452	12,597	(1,070)	47,108
Income from discontinued operations, net of tax	2,005	8,622	6,398	17,153	11,132	43,305	19,320	36,397
Net Income	$24,181	$431	$13,613	$21,274	$20,584	$55,902	$18,250	$83,505

Weighted average number of common shares outstanding — basic	24,349	23,946	24,101	24,426	24,491	24,243	24,728	25,054
Weighted average number of common shares outstanding — diluted	25,035	24,213	24,416	24,708	24,905	24,563	24,869	25,278

Net income (loss) per common share — basic
Continuing operations	$0.91	$(0.34)	$0.30	$0.17	$0.39	$0.52	$(0.04)	$1.88
Discontinued operations	0.08	0.36	0.26	0.70	0.45	1.79	0.78	1.45
Consolidated operations	$0.99	$0.02	$0.56	$0.87	$0.84	$2.31	$0.74	$3.33
Net income (loss) per common share — diluted
Continuing operations	$0.89	$(0.34)	$0.30	$0.17	$0.38	$0.52	$(0.04)	$1.86
Discontinued operations	0.08	0.36	0.26	0.69	0.45	1.76	0.78	1.44
Consolidated operations	$0.97	$0.02	$0.56	$0.86	$0.83	$2.28	$0.74	$3.30

(1) Includes stock compensation expense of $28,936 and $24,673 for the years ended December 31, 2018 and 2019, respectively, and $9,400, $5,207, $4,604, $5,462, $5,797 and $6,592 for the three months ended March 31, June 30, September 30 and December 31, 2019 and March 31 and June 30, 2020, respectively.

(2) Includes changes in fair value of contingent consideration of $1,108 for the year ended December 31, 2018.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Year Ended	Three Months Ended				Year Ended	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,	June 30,
	2018	2019	2019	2019	2019	2019	2020	2020
Healthcare
Managed care and other revenue	$2,110,756	$506,822	$546,113	$521,379	$507,774	$2,082,088	$488,906	$481,021
Cost of care	(1,554,691)	(369,097)	(408,911)	(397,697)	(367,819)	(1,543,524)	(349,108)	(321,831)
Direct service costs and other	(401,083)	(100,110)	(98,314)	(99,416)	(104,166)	(402,006)	(105,936)	(100,450)
Stock compensation expense (1)	6,446	1,543	2,237	1,995	1,864	7,639	1,761	2,102
Changes in fair value of contingent consideration (1)	1,108	-	-	-	-	-	-	-
Healthcare segment profit	162,536	39,158	41,125	26,261	37,653	144,197	35,623	60,842

Pharmacy Management
Managed care and other revenue	240,427	59,895	62,648	69,968	72,928	265,439	64,435	67,867
PBM revenue	2,625,417	556,565	550,010	572,086	558,168	2,236,829	573,778	556,195
Cost of goods sold	(2,468,170)	(530,207)	(505,203)	(528,500)	(512,599)	(2,076,509)	(537,574)	(532,685)
Direct service costs and other	(298,713)	(79,635)	(78,776)	(79,842)	(84,909)	(323,162)	(81,866)	(80,082)
Stock compensation expense (1)	5,458	1,672	2,124	1,669	2,369	7,834	2,107	1,939
Pharmacy Management segment profit	104,419	8,290	30,803	35,381	35,957	110,431	20,880	13,234

Corporate and Elimination (2)
Managed care and other revenue	(607)	(169)	(147)	(118)	(158)	(592)	(173)	(177)
PBM revenue	(18,471)	(4,107)	(4,335)	(4,772)	(4,937)	(18,151)	(4,567)	(4,831)
Cost of goods sold	15,467	3,893	4,122	4,527	4,682	17,224	4,333	4,618
Direct service costs and other	(74,119)	(22,555)	(18,817)	(16,586)	(18,541)	(76,499)	(16,439)	(19,224)
Stock compensation expense (1)	17,032	6,185	846	940	1,229	9,200	1,929	2,551
Corporate and Elimination	(60,698)	(16,753)	(18,331)	(16,009)	(17,725)	(68,818)	(14,917)	(17,063)

Consolidated
Managed care and other revenue	2,350,576	566,548	608,614	591,229	580,544	2,346,935	553,168	548,711
PBM revenue	2,606,946	552,458	545,675	567,314	553,231	2,218,678	569,211	551,364
Cost of care	(1,554,691)	(369,097)	(408,911)	(397,697)	(367,819)	(1,543,524)	(349,108)	(321,831)
Cost of goods sold	(2,452,703)	(526,314)	(501,081)	(523,973)	(507,917)	(2,059,285)	(533,241)	(528,067)
Direct service costs and other	(773,915)	(202,300)	(195,907)	(195,844)	(207,616)	(801,667)	(204,241)	(199,756)
Stock compensation expense (1)	28,936	9,400	5,207	4,604	5,462	24,673	5,797	6,592
Changes in fair value of contingent consideration (1)	1,108	-	-	-	-	-	-	-
Segment profit from continuing operations	$206,257	$30,695	$53,597	$45,633	$55,885	$185,810	$41,586	$57,013

Reconciliation of income from continuing before income taxes (GAAP) to segment profit (non-GAAP):
Income (loss) from continuing operations before income taxes	$33,633	$(11,400)	$12,950	$4,903	$15,306	$21,759	$4,692	$10,780
Stock compensation expense	28,936	9,400	5,207	4,604	5,462	24,673	5,797	6,592
Changes in fair value of contingent consideration	1,108	-	-	-	-	-	-	-
Depreciation and amortization	112,284	25,417	28,191	28,890	27,869	110,367	23,358	23,888
Interest expense	35,180	9,037	9,070	8,935	8,826	35,868	8,958	7,995
Interest and other income	(4,884)	(1,759)	(1,821)	(1,699)	(1,578)	(6,857)	(1,219)	(551)
Special charges	-	-	-	-	-	-	-	8,309
Segment profit from continuing operations	$206,257	$30,695	$53,597	$45,633	$55,885	$185,810	$41,586	$57,013

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to this arrangements are eliminated.

(MGLN-GEN)

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